EXHIBIT 23.1






                  Independent Auditors' Consent
                  -----------------------------



The Board of Directors
Laboratory Corporation of America Holdings:

We consent to incorporation by reference in the registration statements (No. 33-29182 and No. 33-43006) as amended, and registration statements (No. 33-55065, No. 33-62913 and No. 333-17793) on Form S-8 and registration statement (No. 33-58307) on Form S-3/S-4 of Laboratory Corporation of America Holdings of our report dated February 14, 1997, except for notes 9 and 10 as to which the date is March 31, 1997, relating to the consolidated balance sheets of Laboratory Corporation of America Holdings and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Laboratory Corporation of America Holdings.



                              KPMG Peat Marwick LLP

Raleigh, North Carolina
April 4, 1997

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